                                                             EXECUTION COPY


                        MODIFICATION AGREEMENT NO. 7
                                     TO
                             REDUCING REVOLVING
                              CREDIT AGREEMENT


         THIS MODIFICATION AGREEMENT NO. 7 (the "Modification Agreement No. 7"), dated as of July 28, 1995, to the Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended by Modification Agreement No. 1 to Reducing Revolving Credit Agreement, dated as of July 21, 1993, by Modification Agreement No. 2 to Reducing Revolving Credit Agreement, dated as of December 21, 1993, by Modification Agreement No. 3 to Reducing Revolving Credit Agreement, dated as of May 3, 1994, by Modification Agreement No. 4 to Reducing Revolving Credit Agreement, dated as of October 27, 1994, by Modification Agreement No. 5 to Reducing Revolving Credit Agreement, dated as of January 18, 1995, and by Modification Agreement No. 6 to Reducing Revolving Credit Agreement, dated as of April 1, 1995 (collectively, the "Existing Credit Agreement"), among SHONEY'S, INC., a Tennessee corporation (the "Borrower"), CIBC INC., acting through its Atlanta Office and various other financial institutions, which are now, or in accordance with Section 10.10 of the Existing Credit Agreement hereafter become, parties thereto (collectively, the "Lenders" and, individually, a "Lender"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency, as Agent and Collateral Agent (the "Agent" and the "Collateral Agent", respectively) for the Lenders,


                            W I T N E S S E T H:


         WHEREAS, the Borrower has requested that certain provisions of the Existing Credit Agreement be amended in certain respects as set forth herein; and

         WHEREAS, the Lenders are willing to amend certain provisions of the Existing Credit Agreement and to take or permit the taking of certain actions as set forth herein, but only on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

                 SECTION 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 7, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                 "Agent" has the meaning assigned to such term in the preamble.

                 "Borrower" has the meaning assigned to such term in the preamble.

                 "Collateral Agent" has the meaning assigned to such term in the preamble.

                 "Existing Credit Agreement" has the meaning assigned to such term in the preamble.

                 "Lenders" and "Lender" have the respective meanings assigned to such terms in the preamble.

                 "Modification Agreement No. 7" has the meaning assigned to such term in the preamble.

                 "Modification Effective Date" has the meaning assigned to such term in Section 3.1.

                 SECTION 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 7, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.


                                 ARTICLE II
                   AMENDMENT OF EXISTING CREDIT AGREEMENT
                    AS OF THE MODIFICATION EFFECTIVE DATE

         Effective on (and subject to the occurrence of) the Modification Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

                 SECTION 2.1      Modification of Article I (Definitions).
         Article I of the Existing Credit Agreement is hereby modified as follows:

                 SECTION 2.1.1 Section 1.1 of the Existing Credit Agreement is hereby amended by deleting clause (h) of the definition of "Concept" in its entirety and substituting therefor the words "(h) BarbWire's".

                 SECTION 2.1.2 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the definition of "Closing Date" in its entirety and substituting the following in its place:

                 "'Closing Date' means July 21, 1993."

                 SECTION 2.1.3 Section 1.1 of the Existing Credit Agreement is hereby amended by (a) deleting the parenthetical of clause (a) of the definition of "EBITDA" in its entirety and substituting the following: "((i) excluding extraordinary items of gain and including extraordinary items of loss, in each case as determined in accordance with GAAP consistently applied, (ii) excluding any non-cash portion of restructuring charges accrued by the Borrower on its consolidated income statements in respect of its 1995 and 1996 Fiscal Years and (iii) excluding any ordinary gains arising from the Divestitures)" and (b) deleting the parenthetical in clause (b) of the definition of "EBITDA" and substituting the following in its place: "(excluding the effects of any non-cash portion of restructuring charges accrued by the Borrower on its consolidated income statements in respect of its 1995 and 1996 Fiscal Years)".

                 SECTION 2.1.4 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the definition of "Memorandum" in its entirety and substituting the following in its place:

                 "'Memorandum' means the Confidential Information
         Memorandum dated May, 1995, compiled by Canadian Imperial Bank of Commerce based on information provided by the Borrower, as supplemented by a memorandum of the Borrower (and the attachments and enclosures thereto) dated July 10, 1995."

                 SECTION 2.1.5 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the definitions of "Mortgage Financing Collateral" and "Mortgage Financing
         Transactions" in their entirety and substituting the following in their place:

                 "'Mortgage Financing Collateral' means (a) those properties listed on Item 1.1 ("Mortgage Financing Collateral") of the Disclosure Schedule (including buildings placed thereon) that have been or are to be used to collateralize the debt incurred by the Borrower in the Mortgage Financing Transactions; and (b)(i) certain parcels of undeveloped real property and buildings placed thereon owned or acquired by the Borrower or its Subsidiaries which will be identified, promptly upon the acquisition thereof, as "Mortgage Financing Collateral Property" and (ii) properties owned by the Borrower or its Subsidiaries (other than Realco) formerly constituting Tranche C Collateral which are identified as "Mortgage Financing Collateral Property", in the case of clauses
         (i) and (ii), in a written notice to be provided to the Agent (which written notice may be provided pursuant to a Compliance Certificate); provided, that at no time shall there be designated as Mortgage Financing Collateral properties under clause (b)(i) undeveloped properties which have a cost (excluding any construction costs relating to such properties) in excess of $50,000,000. Mortgage Financing Collateral includes properties to be used for the purpose of engaging in new Mortgage Financing Transactions or to be used in substitution for existing Mortgage Financing Collateral subject to Mortgage Financing Transactions, in each case, as permitted by clause (a) of Section 7.2.20.


                 "Mortgage Financing Transaction" means any program of acquiring or financing

                         (a)      land and buildings for restaurant
                 facilities (i) either listed on Item 1.1 ("Mortgage Financing Collateral") of the Disclosure Schedule or opened after the date hereof, to be owned and operated by the Borrower or its Subsidiaries or (ii) formerly constituting Tranche C Collateral; and

                         (b) land, buildings and/or equipment for manufacturing and distribution facilities to be owned and operated by the Borrower or its Subsidiaries,

         in each case in which the lenders granting such financing will be granted Security Interests in the land and/or buildings and/or fixtures acquired or financed on terms and conditions (which may include, without limitation, through the issuance and guarantee by the Borrower or its Subsidiaries of industrial revenue bonds) satisfactory to the Agent and evidenced by Mortgage Financing Transaction Documents."

                 SECTION 2.1.6 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the proviso to the definition of "Net Proceeds" and replacing it with the following:

         "provided, further, that "Net Proceeds" shall be deemed not to include (a) an amount equal to the first $5,000,000 in proceeds (determined by aggregating the gross proceeds from applicable asset sales and dispositions and subtracting therefrom customary selling expenses incurred in connection therewith and good faith estimated taxes payable as a result thereof) realized during each Fiscal Year of sales other than the Divestitures and (b) any rental payments made to the Borrower or Realco under a lease or sublease of Lee's Famous Recipe restaurants permitted under clause
         (l) of Section 7.2.11."

                 SECTION 2.1.7 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the definition of "Permitted Subleases" in its entirety and substituting the following in its place:

                 "'Permitted Subleases' means the subleases by the Borrower of real properties (and related equipment and fixtures) owned by Realco pursuant to clauses (j) or (l) of Section 7.2.11."

                 SECTION 2.1.8 Section 1.1 of the Existing Credit Agreement is hereby further amended by adding each of the following new definitions in their appropriate alphabetical order:

                 "Divestitures" means the sale and/or other disposition of the assets and the related businesses of the Lee's Famous Recipe Concept, the Pargo's Concept, the Fifth Quarter Concept and/or the Mike Rose Foods Concept in accordance with the terms of clause (h) of Section 7.2.11 or as otherwise agreed to by the Required Lenders.


                 "Modification No. 7" means the Modification Agreement No. 7, dated as of July 28, 1995, to this Agreement, among the Borrower, the Lenders, the Agent and the Collateral Agent.

                 "Modification No. 7 Effective Date" has the meaning assigned to the term "Modification Effective Date" in Modification No. 7.

         SECTION 2.2 Modification of Article II (Commitments, Borrowing Procedures and Notes). Article II of the Existing Credit Agreement is hereby modified as follows:

                 SECTION 2.2.1 Clause (b) of Section 2.2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                         "(b)  On the day immediately following the date of
                 the receipt by the Borrower or any Subsidiary of Net Proceeds, the Commitment Amount shall be immediately and permanently reduced by an amount equal to (i) in the case of Net Proceeds other than Net Proceeds of Divestitures, such Net Proceeds and (ii) in the case of Net Proceeds of Divestitures, 35% of the amount of such Net Proceeds."

         SECTION 2.3 Modification of Article III (Repayments, Prepayments, Interest and Fees). Article III of the Existing Credit Agreement is hereby amended as follows:

                 SECTION 2.3.1 Section 3.1.2 of the Existing Credit Agreement is hereby amended as follows: (i) the word "and" is deleted at the end of clause (c) thereof, (ii) the "." at the end of clause (d) thereof is hereby changed to "; and" and (iii) a new clause (e) is added thereto as follows:

                         "(e)  shall, on the day immediately following the
                 date of receipt by the Borrower or any Subsidiary of proceeds of any Divestiture, make a mandatory prepayment of the Loans in an aggregate principal amount equal to the cash Net Proceeds received or receivable by the Borrower or any Subsidiary on the date of consummation of such Divestiture."

                 SECTION 2.3.2 Section 3.3.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 3.3.2 Modification Agreement No. 7 Upfront Fees. The Borrower agrees to pay to each Lender which executes Modification Agreement No. 7 on or prior to the Modification No. 7 Effective Date an upfront fee equal to 1/4 of 1% of such Lender's Commitment, payable on the Modification No. 7 Effective Date."

         SECTION 2.4 Modification of Article V (Conditions to Initial Borrowing). Article V of the Existing Credit Agreement is hereby modified as follows:

                 Section 2.4.1 Section 5.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                         "SECTION 5.1  Closing Date.  All of the conditions
                 precedent to the effectiveness of the Closing Date were met or properly waived on July 21, 1993."

         SECTION 2.5 Modification of Article VII (Covenants). Article VII of the Existing Credit Agreement is hereby modified as follows:

                 SECTION 2.5.1 Section 7.1.12 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 7.1.12. Substitution of Realco Properties; Disposition of Realco Properties. The Borrower may, and may permit Realco to, in any Fiscal Year:

                 (a) substitute operating restaurant properties of the Borrower for properties of Realco constituting up to 20% of the aggregate net book value of Realco's assets, such substituted properties to be of equal or greater value than the properties of Realco being so exchanged, in each case as determined by the valuations described below; provided, that the Agent shall have received between sixty and thirty days prior to such substitution of such properties, for its benefit and the benefit of the Lenders, addressed to the Agent and the Lenders, in reasonable detail and otherwise in form and substance satisfactory to the Agent and the Required Lenders, valuations conducted by Marshall & Stevens, or other independent appraisers satisfactory to the Agent, of the properties to be transferred to Realco and the properties of Realco to be transferred to the Borrower, provided, however, that if a property of the Borrower to be substituted was built within one year of the proposed substitution for a Realco property, the substituted property shall be valued at the actual cost of such property to be so substituted;

                 (b) dispose of assets owned by Realco having an aggregate net book value not in excess of $100,000; and

                 (c) dispose of restaurants owned by Realco as permitted pursuant to clause (h) or (k) of Section 7.2.11."

         SECTION 2.5.2 Clause (g) of Section 7.2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "(g) Indebtedness of the Borrower in respect of trade or commercial letters of credit and standby letters of credit (other than any standby letter of credit issued in connection with the Mortgage Financing Transactions to directly support Indebtedness permitted under clause (i) below) in an aggregate amount not to exceed (i) $40,000,000 at any one time outstanding for all such letters of credit and (ii) $30,000,000 at any one time outstanding for all standby letters of credit;"

         SECTION 2.5.3 Clause (i) of Section 7.2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "(i) Indebtedness incurred by the Borrower under and in connection with the Mortgage Financing Transactions and refinancings thereof (A) made pursuant to Mortgage Financing Transaction Documents and (B) in which the principal amount of such Indebtedness is not increased thereby; provided, however, that the Borrower may not incur any such new, non-refinanced Indebtedness in connection with Mortgage Financing Transactions in any Fiscal Year in excess of the amount of Indebtedness set forth opposite such Fiscal Year below:

                 Fiscal Year              Principal Amount
                 -----------              ----------------

                   1995                      $30,000,000
                   1996                      $30,000,000
                   1997                      $30,000,000
                   1998                      $50,000,000
                   1999                      $24,000,000

         ; provided, however, to the extent that the maximum amount of Indebtedness in connection with Mortgage Financing Transactions permitted to be incurred by the Borrower, without giving effect to this proviso, exceeds the aggregate amount actually incurred during such Fiscal Year, one hundred percent of the amount of such excess may be carried over to succeeding Fiscal Years;"

         SECTION 2.5.4 Section 7.2.3 of the Existing Credit Agreement is hereby amended by (a) changing the period at the end of clause (j) thereof to "; and" and (b) adding the following new clause (k) thereto:

          "(k) the license for the use of the "Shoney's Inn" service mark granted to ShoLodge, Inc. by the Borrower pursuant to the License Agreement dated October 25, 1991."

         SECTION 2.5.5 Section 7.2.4 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 7.2.4. Financial Condition. The Borrower will not permit:

                         (a) Consolidated Net Worth on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth below:

                                                      Minimum Consolidated
                         Period                             Net Worth
                         ------                       --------------------

                  First Three Fiscal Quarters
                  of Fiscal Year 1995                     $(145,000,000)

                  Fourth Fiscal Quarter of
                  Fiscal Year 1995                        $(120,000,000)

                  First Three Fiscal Quarters
                  of Fiscal Year 1996                     $(120,000,000)

                  Fourth Fiscal Quarter of
                  Fiscal Year 1996                        $(75,000,000)

                  First Three Fiscal Quarters
                  of Fiscal Year 1997                     $(75,000,000)

                  Fourth Fiscal Quarter of
                  Fiscal Year 1997                        $(25,000,000)

                  First Three Fiscal Quarters
                  of Fiscal Year 1998                     $(25,000,000)

                  Fourth Fiscal Quarter of
                  Fiscal Year 1998                        $50,000,000

                  First Three Fiscal Quarters
                  of Fiscal Year 1999                     $50,000,000

                  Fourth Fiscal Quarter of
                  Fiscal Year 1999 and
                  thereafter                              $140,000,000

(b) the Funded Debt Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth below opposite such period:

                                                       Maximum Funded
                  Period                                 Debt Ratio
                  ------                               --------------

                  Third Fiscal Quarter
                  of Fiscal Year 1995                   4.50:1.00

                  Fourth Fiscal Quarter of
                  Fiscal Year 1995                      4.50:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1996                   4.50:1.00

                  Fourth Fiscal Quarter of
                  Fiscal Year 1996                      4.25:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1997                   4.25:1.00

                  Fourth Fiscal Quarter of
                  Fiscal Year 1997                      3.25:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1998                   3.25:1.00

                  Fourth Fiscal Quarter of
                  Fiscal Year 1998                      2.50:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1999                   2.50:1.00

                  Fourth Fiscal Quarter of
                  Fiscal Year 1999 and
                  thereafter                            2.00:1.00

    (c) Consolidated Funded Debt as of the end of any Fiscal Quarter during any period set forth below to be more than the amount set forth below opposite such period:

                                                         Maximum
                  Period                            Consolidated Debt
                  ------                            -----------------

                  Third Fiscal Quarter
                  of Fiscal Year 1995                 $585,000,000

                  Fourth Fiscal Quarter of
                  Fiscal Year 1995                    $585,000,000

                  First Three Fiscal Quarters
                  of Fiscal Year 1996                 $585,000,000

                  Fourth Fiscal Quarter of
                  Fiscal Year 1996                    $520,000,000

                                                        Maximum
                  Period                            Consolidated Debt
                  ------                            -----------------

                  First Three Fiscal Quarters
                  of Fiscal Year 1997                 $520,000,000

                  Fourth Fiscal Quarter of
                  Fiscal Year 1997                    $495,000,000

                  First Three Fiscal Quarters
                  of Fiscal Year 1998                 $495,000,000

                  Fourth Fiscal Quarter of
                  Fiscal Year 1998                    $460,000,000

                  First Three Fiscal Quarters
                  of Fiscal Year 1999                 $460,000,000

                  Fourth Fiscal Quarter of
                  Fiscal Year 1999 and
                  thereafter                          $460,000,000

                  (d) the Adjusted Interest Coverage Ratio to be less than the ratio set forth below as of the end of any Fiscal Quarter during any period set forth below set forth opposite such ratio:

                                              Minimum Adjusted
                  Period                    Interest Coverage Ratio
                  ------                    -----------------------

                  Third Fiscal Quarter
                  of Fiscal Year 1995                  1.50:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1995                  1.50:1.00

                  First and Second Fiscal Quarters
                  of Fiscal Year 1996                  1.25:1.00

                  Third and Fourth Fiscal Quarters
                  of Fiscal Year 1996                  1.00:1.00

                  First Fiscal Quarter
                  of Fiscal Year 1997                  1.20:1.00

                  Second Fiscal Quarter
                  of Fiscal Year 1997                  1.40:1.00

                  Third Fiscal Quarter
                  of Fiscal Year 1997                  1.60:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1997                  2.10:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1998                  2.10:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1998                  3.20:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1999                  3.20:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1999
                  and thereafter                       4.00:1.00; and

                  (e) the Consolidated Fixed Charge Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                                            Minimum Consolidated Fixed
                  Period                        Charge Coverage Ratio
                  ------                    --------------------------

                  Second Fiscal Quarter
                  of Fiscal Year 1995                   .80:1.00

                  Third Fiscal Quarter
                  of Fiscal Year 1995                   .75:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1995                   .90:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1996                   .90:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1996                  1.00:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1997                  1.00:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1997                  1.00:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1998                  1.00:1.00

                  Fourth Fiscal Quarter
                  of Fiscal Year 1998                  1.10:1.00

                  First Three Fiscal Quarters
                  of Fiscal Year 1999                  1.10:1.00

                  Fourth Fiscal Quarter of Fiscal
                  Year 1999 and thereafter             1.50:1.00.

         SECTION 2.5.6 Section 7.2.5 of the Existing Credit Agreement is hereby amended by (a) deleting clause (c)(i) of Section 7.2.5 in its entirety and substituting therefor the words "(i) the aggregate amount of all such Investments made after the Closing Date in all wholly-owned Subsidiaries (other than Commissary Operations, Inc., Mike Rose Foods, Inc., Realco, BarbWire's of Kansas, Inc. and Shoney's of Michigan, Inc.) shall not exceed $2,500,000 at any one time,", (b) adding the word "and" immediately following the ";" appearing in clause (i) of such Section and
(c) adding the following new clause (j) thereto: "(j) non-cash proceeds of Divestitures and the promissory note described in clause (h)(ii)(C) of
Section 7.2.11;".

         SECTION 2.5.7 Section 7.2.7 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 7.2.7. Consolidated Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make any Consolidated Capital Expenditures, except the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during any Fiscal Year (including, without duplication, in connection with expenditures made pursuant to and permitted by clauses (c) and (d) of Section 7.2.11) which do not exceed, in the aggregate, the amount set forth opposite such Fiscal Year below:

                         Fiscal Year                Maximum Amount
                         -----------                --------------

                         1995 Fiscal Year           $ 78,000,000
                         1996 Fiscal Year           $ 91,000,000
                         1997 Fiscal Year           $ 95,000,000
                         1998 Fiscal Year           $100,000,000
                         1999 Fiscal Year           $125,000,000

         provided, however, that (i) to the extent that the maximum amount of Consolidated Capital Expenditures permitted to be made by the Borrower and its Subsidiaries in any Fiscal Year, without giving effect to this proviso, exceeds the aggregate amount actually incurred during such Fiscal Year, the lesser of one hundred percent of the amount of such excess or $10,000,000 may be carried forward to the next Fiscal Year and (ii) in the Fiscal Years (but no later than the 1997 Fiscal Year) in which the Borrower is required to acquire restaurant properties from Marriott or Thompson

         Hospitality, Inc., either directly or pursuant to the Borrower's obligations under the Restaurant Sale and Purchase Agreement dated May 20, 1992, by and among the Borrower, Marriott Family Restaurants, Inc., Marriott Corporation and Thompson Hospitality, Inc., Consolidated Capital Expenditures in respect of such Fiscal Year shall be increased by an amount not to exceed $5,000,000 in the aggregate for all such Fiscal Years, and provided, further, that there shall be excluded from Consolidated Capital Expenditures undeveloped real estate designated as Mortgage Financing Collateral prior to such time that restaurants constructed on such real estate are open and operating."

         SECTION 2.5.8 Clause (b) of Section 7.2.8 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "(b) (i) Guaranties existing on May 9, 1993 and disclosed in Item 7.2.8 ("Existing Guaranties") of the Disclosure Schedule and (ii) guaranties replacing such guaranties so long as such replacement guaranty does not increase the amount of obligations guarantied thereby and the other terms and conditions of such replacement guaranty are no more onerous to the Borrower than those of the guaranty so replaced;"

         SECTION 2.5.9 Section 7.2.11 of the Existing Credit Agreement is hereby amended by (a) adding the words "(other than Divestitures)" after the words "assets or properties" appearing in the second line of clause (e) of such Section and (b) deleting clause (h) of such Section in its entirety and replacing such clause with the following:

                 "(h) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower (i) may sell the Pargo's, Fifth Quarter and Mike Rose Foods Concepts so long as the consideration for any such sale shall be (x) at least 80% cash (unless the Required Lenders otherwise agree) and (y) is within a range of fair values (as reasonably determined by the Board of Directors of the Borrower) to Persons other than Affiliates and (ii) may dispose of the Lee's Famous Recipe Concept for (A) a cash consideration (as reasonably determined by the Board of Directors of the Borrower), (B) a lease to the purchaser of such Concept of up to 10 Lee's Famous Recipe restaurants in connection therewith and (C) a promissory note of such purchaser in a principal amount of $4,000,000; provided that (I) the cash Net Proceeds of such Divestitures (other than proceeds of the leases referred to above) shall be used to contemporaneously repay Loans pursuant to Section 3.1.2(e) and any promissory notes constituting Divestiture proceeds (including the note described in clause (C) above) shall be pledged to the Collateral Agent for the benefit of the Lenders,
         (II) the terms and conditions of any non-cash proceeds of such Divestitures shall be in form and substance satisfactory to the Agent and (III) upon the consummation of each such Divestiture there shall remain Collateral having an aggregate value of at least $500,000,000;"

         SECTION 2.5.10 Clauses (j) and (k) of Section 7.2.11 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

                 "(j) the subleasing by the Borrower of real properties owned by Realco having an aggregate net book value not in excess of $10,000,000 at any time, provided such subleases are subordinate to the Security Interests of the Collateral Documents;


                 (k) the disposition by the Borrower of up to forty restaurants (which may constitute Collateral or be owned by Realco) consisting of up to twenty "Shoney's" Concept restaurants and up to twenty "Captain D's" Concept restaurants which restaurants the Borrower has determined are no longer necessary or useful for the continuing business of the Borrower; and"

         SECTION 2.5.11 Section 7.2.11 of the Existing Credit Agreement is hereby amended by adding a new clause (l) thereto to read as follows:

         "(l) the leasing or subleasing by the Borrower or the leasing by Realco of up to ten (10) Lee's Famous Recipe Concept restaurants to RTM Inc. (or to a sublessee or lessee designated by RTM Inc.) in connection with the Divestiture of the Lee's Famous Recipe Concept."

         SECTION 2.5.12 Section 7.2.15 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 7.2.15. Inconsistent Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by any Loan or by the performance by the Borrower of its obligations hereunder or under any Note, any other Loan Document or any Realco Document."

         SECTION 2.5.13 Clause (a) of Section 7.2.20 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "(a) any provision of any Mortgage Financing Transaction Document in any manner which adversely affects the Agent, the Collateral Agent or the Lenders (it being understood that amendments in form and substance satisfactory to the Agent to Mortgage Financing Transaction Documents which would permit the substitution of Mortgage Financing Collateral described in clause
         (b)(ii) of the definition of Mortgage Financing Collateral for existing Mortgage Financing Collateral subject to a Mortgage Financing Transaction having an equal value shall not be deemed adverse to the Agent, the Collateral Agent or the Lenders; provided, that, any such valuation shall, in the case of existing Mortgage Financing Collateral, be based on the value of such Mortgage Financing Collateral at the time such property became Mortgage Financing Collateral and, in the case of Mortgage Financing Collateral described in clause (b)(ii) of the definition of Mortgage Financing Collateral, be based on the valuation of such Mortgage Financing Collateral as of April 15, 1995 as set forth in the Marshall and Stevens report thereon dated May 19,
         1995),".

         SECTION 2.5.14 Section 7.2.23 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "SECTION 7.2.23. Purchase of Franchisees. The Borrower will not, and will not permit its Subsidiaries to, make any Franchisee Acquisitions except Franchisee Acquisitions the consideration for which is common stock and/or other consideration, (i) such common stock not having a value in excess of $10,000,000 in the aggregate (with such common stock being valued at its market value at the time of the relevant acquisition) and (ii) such other consideration having an aggregate value for all such Franchisee Acquisitions not in excess of $30,000,000 in any one Fiscal Year and not more than $60,000,000 in the aggregate (with any consideration other than cash valued at the fair market value thereof); provided, however, that (x) both before and after giving effect to any such Franchisee Acquisitions, no Default shall have occurred or be continuing and
         (y) if applicable, the Borrower and/or such Subsidiary shall have complied with clause (iii) of the proviso to Section 7.2.5 (but such compliance shall not be in derogation of the Borrower's rights under clause (a) of Section 7.2.11 with respect to such Subsidiary)."

         SECTION 2.5.15 Section 7.2.24 of the Existing Credit Agreement is hereby deleted in its entirety.

         SECTION 2.6 Modification of Article X (Miscellaneous). Article X of the Existing Credit Agreement is hereby modified as follows:

         SECTION 2.6.1 Clause (b)(iii) of Section 10.14 of the Existing Credit Agreement is hereby amended by inserting a new clause (iii) to read as set forth below and renumbering the existing clause (iii) to clause (iv) and renumbering existing clause (iv) to clause (v):

         "(iii) constituting property subject to a Mortgage or Subsidiary Mortgage or held by Realco to the extent that the value (determined as of the last available Marshall & Stevens appraisal for such property) of the remaining Collateral and assets of Realco (after giving effect to such release) is equal to or greater than $500,000,000; provided, however, that the aggregate value of all such assets so released shall not exceed $15,000,000;"


                                 ARTICLE III
                         CONDITIONS TO EFFECTIVENESS


         SECTION 3.1 Modification Effective Date. This Modification Agreement No. 7 shall become effective as of the date first above written, when all of the conditions set forth in Sections 3.1.1 through 3.1.17 shall have been satisfied (the "Modification Effective Date").

                 SECTION 3.1.1 Resolutions, etc. The Agent shall have received from the Borrower, a certificate, dated the Modification Effective Date, of its Secretary or any Assistant Secretary as to:

                         (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of this Modification Agreement No. 7 and each other Loan Document to be executed by it; and

                         (b) the incumbency and signatures of the officers of the Borrower authorized to act with respect to this Modification Agreement No. 7 and each other Loan Document to be executed by it (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent).

         SECTION 3.1.2 Compliance Certificate. The Agent shall have received, with a counterpart for each Lender, a duly executed and completed Compliance Certificate (based upon the Borrower's second Fiscal Quarter of Fiscal Year 1995 financial statements), dated the Modification Effective Date.

         SECTION 3.1.3 Security Agreements; Insurance Compliance. The Agent shall have received in connection with the Security Agreement and the Subsidiary Security Agreements

                 (a) executed copies of proper Financing Statements (Form UCC-1) or Financing Statement Amendment(Form UCC-3), naming the Borrower or the relevant Subsidiary as the debtor, as appropriate, and the Collateral Agent as the secured party, and other similar Instruments or documents, with respect to collateral described in Section 3.1.7 filed under the Uniform Commercial Code in the States listed on the appropriate schedules to the Collateral Documents;

                 (b) executed copies of proper Financing Statements (Form UCC-3) to release all Security Interests and other rights of any Person (other than the Collateral Agent) in the collateral described in any Collateral Document previously granted by the Borrower or the relevant Subsidiary, except for any Security Interest which is permitted by clause (b) of Section 7.2.3 of the Existing Credit Agreement;

                 (c) certified copies of Requests for Information or Copies (Form UCC-11) (or similar search report certified by a party acceptable to the Collateral Agent), dated a date within sixty days of the Modification Effective Date for states other than Tennessee and within (i) seven days of the Modification Effective Date for Tennessee for filings that may be made with the office of the Secretary of State of Tennessee and (ii) thirty days of the Modification Effective Date for all other Tennessee filings that may be made in offices other than the Secretary of State of Tennessee, listing all effective financing statements which name the Borrower or any relevant Subsidiary (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a), together with copies of such financing statements (none of which shall cover any collateral described in the Security Agreement or the Subsidiary Security Agreements unless the Required Lenders shall consent thereto in writing), and accompanied by judgment and tax lien searches with respect to the Borrower and such Subsidiaries; and

                 (d) evidence (including an insurance broker's certificate or letter) reasonably satisfactory to the

         Collateral Agent of compliance with Section 4.5 of each of the Security Agreement and the Subsidiary Security Agreements and with
         Section 7.1.5 of the Existing Credit Agreement.

         SECTION 3.1.4 Amendments to Security Agreements. The Agent shall have received an amendment to each of the Borrower Security Agreement, the Copyright Security Agreement and the Trademark Security Agreement, dated as of the Modification Effective Date in the forms attached hereto as Exhibits B, C and D duly executed and delivered, and in form satisfactory for filing with the appropriate public office.

         SECTION 3.1.5 Realco Documents. The Agent shall have received, with copies for each Lender, each Realco Document relating to properties to be transferred to Realco on the Modification Effective Date, and such Realco Documents shall be satisfactory in form and substance to the Agent.

         SECTION 3.1.6 Officer Solvency Certificate. The Agent shall have received for its benefit and the benefit of each Lender, a favorable certificate of an Authorized Officer of the Borrower, dated as of the Modification Effective Date, substantially in the form of Exhibit F attached to the Existing Credit Agreement.

         SECTION 3.1.7 Valuations. The Agent shall have received for its benefit and the benefit of the Lenders, addressed to the Agent and the Lenders, in reasonable detail and otherwise in form and substance satisfactory to the Agent and the Lenders, valuations conducted by Marshall & Stevens, or other independent appraisers satisfactory to the Agent, of all real estate of the Borrower and its Subsidiaries constituting collateral being transferred to Realco in connection with the Modification Effective Date, which on the Modification Effective Date substantiate values in an amount at least equal to $51,000,000.

         SECTION 3.1.8  [Intentionally Omitted].

         SECTION 3.1.9 Consents, Approvals, etc. The Agent shall have received copies of all consents, waivers, amendments and other approvals of each Person necessary for the performance of the Realco Documents and the other transactions contemplated hereby. Each such consent, waiver, amendment and other approval shall be in full force and effect and in form and substance satisfactory to the Agent.

         SECTION 3.1.10 Transfers to Realco. The Agent shall have received a certificate, dated the Modification Effective Date, from an Authorized Officer containing a true and complete listing of all properties transferred to Realco on the Modification

Effective Date and all properties listed in such Authorized Officer's certificate shall be contributed to Realco on terms and conditions satisfactory to the Agent.

         SECTION 3.1.11 Shareholder Approval. The Agent shall have received, with a counterpart for each Lender, from the Borrower in its capacity as shareholder of each of its Subsidiaries, a certificate of an Authorized Officer dated as of the Modification Effective Date consenting to and approving the execution, delivery and performance of each of the Loan Documents to which any of such Subsidiaries is a party as well as the transactions contemplated thereby.

         SECTION 3.1.12 Acknowledgement by Subsidiary Guarantors. The Agent shall have received, with a counterpart for each Lender, from each Subsidiary Guarantor, the Acknowledgement by Subsidiary Guarantors, dated as of the Modification Effective Date, substantially in the form of Exhibit A attached hereto.

         SECTION 3.1.13 No Materially Adverse Effect. No events shall have occurred which, individually or in the aggregate, comprise a Materially Adverse Effect since October 30, 1994.

         SECTION 3.1.14 Closing Fees and Expenses. The Agent shall have received payment in full of all of the fees required to be paid on the Modification Effective Date in accordance with the Agent's Fee Letter, as amended, and shall have received payment in full of its out-of-pocket costs and expenses (including counsel fees and disbursements) payable in accordance with Section 10.3 of the Existing Credit Agreement for which invoices have been submitted on or prior to such date.

         SECTION 3.1.15 Opinions of Counsel. The Agent shall have received opinions, dated as of the Modification Effective Date and addressed to the Agent and all Lenders, from the following:

                 (a) Tuke Yopp & Sweeney, counsel to the Borrower, substantially in the form of Exhibit E attached hereto, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require; and

                 (b) Local counsel satisfactory to the Agent from each state in which property to be transferred to Realco in connection with the Modification Effective Date is located, each in form and substance satisfactory to the Agent and its counsel and not objected to by the Required Lenders, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require.

         SECTION 3.1.16 Execution of Counterparts. The Agent shall have received counterparts of this Modification Agreement No. 7 duly executed by the Borrower, the Agent, and the Required Lenders.

         SECTION 3.1.17 Compliance with Warranties; No Default etc. The Agent shall have received from an Authorized Officer of the Borrower a certificate, dated the date first above written, stating that

                 (a)     the representations and warranties set forth in
         Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) and the representations and warranties set forth in each of the other Loan Documents, in each case as modified in accordance herewith, are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

                 (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Existing Credit
         Agreement:

                         (i)      no labor controversy, litigation,
                 arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Materially Adverse Effect; and

                     (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section
                 6.7 of the Existing Credit Agreement which might have a Materially Adverse Effect; and

                 (c) no Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries is in material violation of any law or government regulation or court order or decree.

                                 ARTICLE IV
                                MISCELLANEOUS

         SECTION 4.1 Cross References. References in this Modification Agreement No. 7 to any article or section are, unless otherwise specified, to such article or section of this Modification Agreement No. 7.

         SECTION 4.2 Instrument Pursuant to Existing Credit Agreement; Limited Waiver. This Modification Agreement No. 7 is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Existing Credit Agreement. Any term or provision of and any modification effected by this Modification Agreement No. 7 may be modified in any manner by an instrument in writing executed by the Borrower and the Required Lenders (or the Agent on behalf of and with the consent of the Required Lenders). Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Credit Agreement shall remain unmodified and unwaived. The modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly modified herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower which could require the consent of any of the Lenders under the Existing Credit Agreement.

         SECTION 4.3 Successors and Assigns. This Modification Agreement No. 7 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 4.4 Counterparts. This Modification Agreement No. 7 may be executed by the parties hereto in several counterparts which shall be executed by the Borrower, each of the Required Lenders and the Agent, as the case may be, all of which shall be deemed to be an original and which shall constitute together but one and the same agreement.

         SECTION 4.5 Event of Default. It is understood and agreed that any breach of any representation or warranty or covenant contained herein shall constitute an Event of Default.

       IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement No. 7 to be executed by the respective officers hereunder duly authorized as of the day and year first above written.


                                 SHONEY'S, INC.


                                 By:
                                      --------------------------
                                 Title: Treasurer


                                 CANADIAN IMPERIAL BANK OF
                                  COMMERCE, acting through
                                  its NEW YORK AGENCY, as
                                  Agent


                                 By:
                                       -------------------------
                                 Title: Authorized Signatory


                                 CIBC INC., acting through
                                   its Atlanta Office


                                 By:
                                       -------------------------
                                 Title: Authorized Signatory


                                 NATIONSBANK OF TENNESSEE, N.A.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE BANK OF NEW YORK


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE LONG-TERM CREDIT BANK OF
                                          JAPAN, LTD.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------

                                 THE BANK OF NOVA SCOTIA


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE MITSUBISHI TRUST AND
                                    BANKING CORPORATION


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 FIRST UNION NATIONAL BANK
                                          OF NORTH CAROLINA


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE FUJI BANK, LIMITED


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 KREDIETBANK N.V.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE BANK OF TOKYO TRUST COMPANY


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------

                                 FIRST AMERICAN NATIONAL BANK


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 ALLIED IRISH BANK


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 MERCHANTILE BANK OF ST.
                                             LOUIS, N.A.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 PNC BANK, KENTUCKY, INC.


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE ROYAL BANK OF SCOTLAND


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 GIROCREDIT BANK AG DER SPARKASSEN
                                   GRAND CAYMAN ISLANDS BRANCH


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------


                                 THE SUMITOMO BANK, LIMITED


                                 By:
                                    ---------------------------
                                 Title:
                                        -----------------------